Western Alliance Reports Record Second Quarter 2016 Financial Performance
PHOENIX--(BUSINESS WIRE)--July 21, 2016--Western Alliance Bancorporation (NYSE:WAL) (the "Company") announced today its financial results for the second quarter 2016.
Second Quarter 2016 Highlights:

•	Net income of $61.6 million, compared to $61.3 million for the first quarter 2016, and $39.5 million for the second quarter 2015

•
Earnings per share of $0.60, inclusive of $0.02 in acquisition / restructure expense, compared to $0.60 per share in the first quarter 2016, and $0.44 per share, inclusive of $0.06 in acquisition / restructure expense, in the second quarter 2015

•
Total loans of $12.88 billion, up $1.64 billion from March 31, 2016 (includes increase of $1.26 billion at quarter end from the hotel franchise finance loan portfolio purchase), and up $2.52 billion from June 30, 2015

•	Total deposits of $14.20 billion, up $1.12 billion from March 31, 2016, and up $2.79 billion from June 30, 2015

•	Net interest margin of 4.63%, compared to 4.58% in the first quarter 2016, and 4.41% in the second quarter 2015

•
Net operating revenue of $172.2 million constituted quarter-over-quarter growth of $14.4 million, and year-over-year growth of 50.7%, or $57.9 million. Operating non-interest expense of $77.8 million resulted in quarter-over-quarter growth of $2.0 million, and year-over-year growth of 42.5%, or $23.2 million[1]

•	Operating pre-provision net revenue of $94.5 million, up 15.1% from $82.1 million in the first quarter 2016, and up 58.2% from $59.7 million in the second quarter 2015[1]

•	Efficiency ratio of 43.0%, compared to 45.6% in the first quarter 2016, and 44.7% in the second quarter 2015[1]

•	Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 0.54% of total assets, from 0.57% at March 31, 2016, and 0.88% at June 30, 2015

•	Annualized net (recoveries) charge-offs to average loans outstanding of (0.01)%, compared to 0.08% in the first quarter 2016, and compared to (0.13)% in the second quarter 2015

•	Qualifying debt of $382 million, an increase of $172 million from March 31, 2016 due to issuance of long-term subordinated debt

•	Tangible common equity ratio of 9.1%, compared to 9.1% at March 31, 2016, and 8.7% at June 30, 2015 [1]

•
Stockholders' equity of $1.80 billion, an increase of $136 million from March 31, 2016 and an increase of $282 million from June 30, 2015 as a result of net income and the at-the-market ("ATM") common stock issuances during the quarter

•	Tangible book value per share, net of tax, of $14.25, an increase of 8.3% from $13.16 at March 31, 2016, and an increase of 26.7% from $11.25 at June 30, 2015 [1]

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 18.

Financial Performance
“Western Alliance delivered another quarter of exceptional results,” commented Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. “For the second quarter in a row, we generated over $1 billion in deposit growth, more than half of which is non-interest bearing. This liquidity funded strong organic loan growth during the period, as well as the acquisition of the hotel franchise loan portfolio from GE. This balance sheet momentum drove record revenue for the quarter and improvement in our operating efficiency to 43%, which is among the best in the industry. Further, our operating earnings per share was up 24% to $0.62. Importantly, we maintained strong asset quality during the quarter with NPAs falling to 0.54% of assets, while loan recoveries exceeded loan losses."

“In pursuing our mission to continue to create shareholder value, we augmented the capital generation from our earnings performance by completing our at-the-market stock offering, which pushed our tangible book value per share to $14.25, up 8% from last quarter and up 27% from a year ago,” Sarver concluded.
Hotel Franchise Finance Asset Purchase
Results include the purchase of the GE domestic select-service hotel franchise finance loan portfolio on April 20, 2016, which increased total loans by $1.28 billion as of the acquisition date. The Company also assumed certain related assets and liabilities as part of the asset purchase. The results of operations from the hotel franchise finance loan portfolio are included in the Company's second quarter 2016 results beginning on April 20, 2016 and are reported in a newly created operating segment called Hotel Franchise Finance ("HFF"). Pursuant to accounting guidance, acquired assets and liabilities are recorded at estimated fair value as of the acquisition date. The estimated fair values of the purchased loans are preliminary and are subject to measurement period adjustments.
Income Statement
Net interest income was $163.7 million in the second quarter 2016, an increase of $18.0 million from $145.7 million in the first quarter 2016, and an increase of $55.0 million, or 50.6%, compared to the second quarter 2015. The Company’s net interest margin increased in the second quarter 2016 to 4.63%, compared to 4.58% in the first quarter 2016, and increased from 4.41% in the second quarter 2015. The increase in net interest margin for the current quarter compared to the first quarter 2016 primarily relates to additional income resulting from HFF. The increase in net interest margin in the current quarter from the second quarter 2015 also relates to additional income resulting from both the acquisition of Bridge and HFF. Net interest income in the second quarter 2016 includes $8.2 million of total accretion income from acquired loans, compared to $5.3 million in the first quarter 2016, and $3.3 million in the second quarter 2015.
Operating non-interest income was $8.6 million for the second quarter 2016, compared to $12.1 million for the first quarter 2016, and $5.6 million for the second quarter 2015.1 This decrease from the first quarter 2016 is primarily the result of a non-recurring gain on sale of loans recognized during the first quarter 2016. Growth in the second quarter 2016 compared to the second quarter 2015 is attributable to Bridge operations of $3.5 million, which generated deposit service charges, foreign currency income, and SBA loan income.
Net operating revenue was $172.2 million for the second quarter 2016, an increase of $14.4 million, or 9.1%, compared to $157.8 million for the first quarter 2016, and an increase of $57.9 million, or 50.7%, compared to $114.3 million for the second quarter 2015.1
Operating non-interest expense was $77.8 million for the second quarter 2016, compared to $75.8 million for the first quarter 2016, and $54.6 million for the second quarter 2015.1 The primary driver of the increase in operating non-interest expense in the second quarter 2016 compared to the first quarter 2016 is data processing costs due to HFF loan servicing and other processing costs to support the growing customer base. The increase year-over-year relates to $14.0 million in new expenses from the acquired Bridge operations as well as increased headcount and operating costs to support the growth in the business. The Company’s operating efficiency ratio1 on a tax equivalent basis was 43.0% for the second quarter 2016, compared to 45.6% for the first quarter 2016, and 44.7% for the second quarter 2015.
The Company views its operating pre-provision net revenue ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the second quarter 2016, the Company’s operating PPNR was $94.5 million, up 15.1% from $82.1 million in the first quarter 2016, and up 58.2% from $59.7 million in the second quarter 2015.1 The non-operating items1 for the second quarter 2016 consist primarily of acquisition / restructure expenses of $3.7 million related to HFF and system termination costs.
The Company had 1,515 full-time equivalent employees and 48 offices at June 30, 2016, compared to 1,411 employees and 48 offices at June 30, 2015.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 18.

Balance Sheet
Gross loans totaled $12.88 billion at June 30, 2016, an increase of $1.64 billion from $11.24 billion at March 31, 2016, and an increase of $2.52 billion from $10.36 billion at June 30, 2015. The year-over-year increase is comprised of $1.26 billion from HFF and $1.26 billion from organic loan growth. Consistent with GAAP, the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. At June 30, 2016, the allowance for credit losses was 0.95% of total loans, compared to 1.06% at March 31, 2016, and 1.11% at June 30, 2015. The allowance for credit losses as a percent of total loans, adjusted to include credit discounts on acquired loans, was 1.42% at June 30, 2016, compared to 1.21% at March 31, 2016, and 1.35% at June 30, 2015.
Deposits totaled $14.20 billion at June 30, 2016, an increase of $1.12 billion from $13.08 billion at March 31, 2016, and an increase of $2.79 billion from $11.41 billion at June 30, 2015. The increase from both the prior quarter and from June 30, 2015 is the result of organic deposit growth. Non-interest bearing deposits were $5.28 billion at June 30, 2016, compared to $4.64 billion at March 31, 2016, and $3.92 billion at June 30, 2015. Non-interest bearing deposits comprised 37.1% of total deposits at June 30, 2016, compared to 35.4% at March 31, 2016, and 34.4% at June 30, 2015. The proportion of savings and money market balances to total deposits decreased to 42.3% at June 30, 2016 from 43.2% at March 31, 2016, and increased from 41.5% at June 30, 2015. Certificates of deposit as a percentage of total deposits were 11.6% at June 30, 2016, compared to 13.1% at March 31, 2016, and 15.3% at June 30, 2015. The Company’s ratio of loans to deposits was 90.7% at June 30, 2016, compared to 85.9% at March 31, 2016, and 90.8% at June 30, 2015.
Borrowings decreased to zero at June 30, 2016 from $0.2 million at March 31, 2016 and from $70 million at June 30, 2015. The decrease from the prior quarter relates to a reduction in federal funds purchased. The decrease from the prior year is due primarily to the payoff of the 10% Senior Notes of $58 million and a reduction in FHLB advances of $11 million. Qualifying debt increased to $382 million at June 30, 2016 from $210 million at March 31, 2016, and from $208 million at June 30, 2015. The quarter-over-quarter and year-over-year increase is primarily due to the issuance of $175 million of subordinated debt.
Stockholders’ equity at June 30, 2016 was $1.80 billion, compared to $1.66 billion at March 31, 2016, and $1.51 billion at June 30, 2015. The increase from the prior quarter relates primarily to the ATM common stock issuances and net income for the quarter. During the quarter ended June 30, 2016, we raised $55.9 million in net proceeds from the issuance of 1.5 million shares of common stock under the ATM program, which is now completed.
At June 30, 2016, tangible common equity, net of tax, was 9.1% of tangible assets1 and total capital was 12.9% of risk-weighted assets. The Company’s tangible book value per share1 was $14.25 at June 30, 2016, up 26.7% from June 30, 2015.
Total assets increased 9.7% to $16.73 billion at June 30, 2016 from $15.25 billion at March 31, 2016, and increased 24.2% from $13.47 billion at June 30, 2015. The increase in total assets from June 30, 2015 relates to HFF, which increased total loans by $1.26 billion, and organic loan growth during the year of $1.26 billion.
Asset Quality
The provision for credit losses was $2.5 million for both the second quarter 2016 and the first quarter 2016, and was zero for the second quarter 2015. Net (recoveries) charge-offs in the second quarter 2016 were $(0.4) million, or (0.01)%, of average loans (annualized), compared to $2.3 million, or 0.08%, in the first quarter 2016, and compared to $(3.0) million, or (0.13)%, for the second quarter 2015.
Nonaccrual loans increased $5.9 million to $39.7 million during the quarter and decreased $19.7 million from June 30, 2015. Loans past due 90 days and still accruing interest totaled $7.0 million at June 30, 2016, compared to $4.5 million at March 31, 2016, and $8.3 million at June 30, 2015. Loans past due 30-89 days and still accruing interest totaled $3.5 million at quarter end, a decrease from $9.2 million at March 31, 2016, and a decrease from $4.0 million at June 30, 2015.
Repossessed assets totaled $49.8 million at quarter end, a decrease of $3.0 million from $52.8 million at March 31, 2016, and a decrease of $9.5 million from $59.3 million at June 30, 2015. Adversely graded loans totaled $363.6 million at quarter end, an increase of $51.6 million from $312.0 million at March 31, 2016, and an increase of $11.4 million from $352.2 million at June 30, 2015.
As the Company’s asset quality improved and its capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, improved to 13.3% at June 30, 2016, from 15.1% at December 31, 2015, and from 16.7% at June 30, 2015.1

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 18.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include Arizona, Nevada, Southern California, and Northern California, provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona in Arizona, Bank of Nevada and First Independent Bank in Nevada, Torrey Pines Bank in Southern California, and Bridge Bank in Northern California.
The Company's National Business Lines ("NBL") segments provide specialized banking services to niche markets. With the purchase of the HFF loan portfolio, management has created a new HFF operating segment, which is now included as one of the Company's NBL reportable segments. The Company's other NBL reportable segments include Homeowner Associations ("HOA") Services, Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas. The HOA Services NBL corresponds to the Alliance Association Bank division. The newly created HFF NBL includes the hotel franchise loan portfolio purchased from GE on April 20, 2016. Public & Nonprofit Finance consists of the operations of Public and Nonprofit Finance. The Technology & Innovation NBL includes the operations of Equity Fund Resources, the Life Sciences Group, the Renewable Resource Group, and Technology Finance. The Other NBLs segment consists of the operations of Corporate Finance, Mortgage Warehouse Lending, and Resort Finance.
The Corporate & Other segment consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's operating segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $7.57 billion at June 30, 2016, an increase of $93 million during the quarter, and an increase of $633 million during the last 12 months. Arizona had the largest growth in loans during the quarter, $82 million, which was offset by decreases of $9 million in the Northern California segment. The growth in loans during the last 12 months was driven by increases of $465 million in Arizona and $141 million in Southern California. Total deposits for the regional segments were $11.34 billion, an increase of $867 million during the quarter, and an increase of $2.16 billion during the last 12 months. Arizona and Southern California generated increased deposits during the quarter of $618 million and $348 million, respectively, which was partially offset by a decrease of $92 million in Northern California. With the exception of Northern California, the regional segments each generated increased deposits during the last 12 months, with Arizona contributing the largest increase of $1.43 billion, followed by Southern California and Nevada with increases of $457 million and $306 million, respectively. Pre-tax income for the regional segments was $73.8 million for the three months ended June 30, 2016, an increase of $7.7 million from the three months ended March 31, 2016, and an increase of $20.2 million from the three months ended June 30, 2015. Arizona, Nevada, and Southern California had increases in pre-tax income of $4.9 million, $1.7 million, and $1.7 million, respectively, compared to the three months ended March 31, 2016. This increase was offset by a decrease of $0.6 million in Northern California. All regional segments had increases in pre-tax income from the three months ended June 30, 2015, with Arizona and Northern California contributing the largest increases of $8.2 million and $6.9 million, respectively. For the six months ended June 30, 2016, the regional segments reported total pre-tax income of $139.8 million, an increase of $39.3 million compared to the six months ended June 30, 2015. All regional segments had increases in pre-tax income with Northern California and Arizona contributing the largest increases of $15.0 million and $13.2 million, respectively.
The NBL segments reported gross loan balances of $5.28 billion at June 30, 2016, an increase of $1.54 billion during the quarter, and an increase of $1.90 billion during the last 12 months. The increase in loans for the NBL segments compared to the prior quarter and to the same quarter in the prior year relates primarily to the HFF segment, which increased loans by $1.26 billion at quarter end. The Other NBLs and Technology & Innovation segments also generated growth in loans during the quarter of $161 million and $98 million, respectively. During the last 12 months, other increases were driven by the Technology & Innovation, Public & Nonprofit, and Other NBL segments, which increased loans by $332 million, $187 million, and $93 million, respectively. Total deposits for the NBL segments were $2.67 billion, an increase of $343 million during the quarter, and an increase of $729 million during the last 12 months. The HOA Services and Technology & Innovation segments increased deposits by $183 million and $159 million, respectively, during the quarter. The increase of $729 million during the last 12 months is the result of growth in the HOA Services and Technology & Innovation segments of $548 million and $181 million, respectively. Pre-tax income for the NBL segments was $35.0 million for the three months ended June 30, 2016, an increase of $8.5 million from the three months ended March 31, 2016, and an increase of $21.1 million from the three months ended June 30, 2015. HFF and HOA services had the largest increase in pre-tax income of $9.5 million and $1.1 million, respectively, compared to the three months ended March 31, 2016, which was partially offset by decreases of $1.3 million and $0.6 million in the Technology & Innovation and Public & Nonprofit segments. The Technology & Innovation and HFF segments had the largest increases in pre-tax income of $10.9 million and $9.5 million, respectively, from the three months ended June 30, 2015. Pre-tax income for the NBLs for the six months ended June 30, 2016 totaled $61.5 million. The largest increases in pre-tax income compared to the six months ended June 30, 2015 were in the HFF and Technology & Innovation segments, which increased $23.1 million and $9.5 million, respectively, as a result of the HFF purchase and the Bridge Bank acquisition.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its second quarter 2016 financial results at 12:00 p.m. ET on Friday, July 22, 2016. Participants may access the call by dialing 1-888-317-6003 and using passcode 1639792 or via live audio webcast using the website link http://services.choruscall.com/links/wal160722. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET July 22nd through 9:00 a.m. ET August 22nd by dialing 1-877-344-7529 passcode: 10089319.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Early Adoption of Accounting Standards
During the first quarter 2016, the Company elected to early adopt Accounting Standards Update ("ASU") 2016-09, Improvements to Employee Share-Based Payment Accounting. The amendments in this ASU require that all excess tax benefits and tax deficiencies be recognized as income tax expense or benefit in the income statement rather than as additional paid-in capital as required under previous generally accepted accounting principles. Due to the early adoption of ASU 2016-09, during the first quarter 2016, the Company recognized a $3.9 million tax benefit as a reduction of income tax expense (that previously would have been reflected as additional paid-in capital).
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, and future economic performance, including our recent domestic select-service hotel franchise finance loan portfolio acquisition. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $16 billion in assets, top-performing Western Alliance Bancorporation (NYSE:WAL) is one of the fastest-growing bank holding companies in the U.S. and recognized as #10 on the Forbes 2016 “Best Banks in America” list. Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior service and a full spectrum of deposit, lending, treasury management, international banking and online banking products and services. Western Alliance Bank operates full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank. The bank also serves business customers through a robust national platform of specialized financial services including Corporate Finance, Equity Fund Resources, Hotel Franchise Finance, Life Sciences Group, Mortgage Warehouse Lending, Public and Nonprofit Finance, Renewable Resource Group, Resort Finance, Technology Finance and Alliance Association Bank. For more information, visit westernalliancebancorporation.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	June 30,
	2016	2015	Change %
	(in millions)
Total assets	$16,728.7	$13,470.1	24.2%
Total loans, net of deferred fees	12,877.8	10,360.7	24.3
Securities and money market investments	2,262.6	1,531.9	47.7
Total deposits	14,201.3	11,406.7	24.5
Borrowings	—	69.5	(100.0)
Qualifying debt	382.1	208.4	83.3
Stockholders' equity	1,796.2	1,514.7	18.6
Tangible common equity, net of tax (1)	1,497.5	1,150.8	30.1

Selected Income Statement Data:
	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2016	2015	Change %	2016	2015	Change %
	(in thousands, except per share data)			(in thousands, except per share data)
Interest income	$174,089	$116,618	49.3%	$328,345	$227,580	44.3%
Interest expense	10,403	7,900	31.7	18,948	15,754	20.3
Net interest income	163,686	108,718	50.6	309,397	211,826	46.1
Provision for credit losses	2,500	—	NM	5,000	700	NM
Net interest income after provision for credit losses	161,186	108,718	48.3	304,397	211,126	44.2
Non-interest income	8,559	5,545	54.4	21,692	11,787	84.0
Non-interest expense	81,804	61,209	33.6	157,297	115,242	36.5
Income before income taxes	87,941	53,054	65.8	168,792	107,671	56.8
Income tax expense	26,327	13,579	93.9	45,846	27,813	64.8
Net income	$61,614	$39,475	56.1	$122,946	$79,858	54.0
Diluted earnings per share available to common stockholders	$0.60	$0.44	36.4	$1.19	$0.90	32.2

(1) See Reconciliation of Non-GAAP Financial Measures.
NM: Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or for the Three Months Ended June 30,			For the Six Months Ended June 30,
	2016	2015	Change %	2016	2015	Change %
Diluted earnings per share available to common stockholders	$0.60	$0.44	36.4%	$1.19	$0.90	32.2%
Book value per common share	17.09	14.12	21.0
Tangible book value per share, net of tax (1)	14.25	11.25	26.7
Average shares outstanding (in thousands):
Basic	102,688	88,177	16.5	102,294	88,059	16.2%
Diluted	103,472	88,682	16.7	103,007	88,567	16.3
Common shares outstanding	105,084	102,291	2.7

Selected Performance Ratios:
Return on average assets (2)	1.55%	1.41%	9.9%	1.62%	1.46%	11.0%
Return on average tangible common equity (1, 2)	17.36	16.03	8.3	17.88	16.64	7.5
Net interest margin (2)	4.63	4.41	5.0	4.60	4.38	5.0
Net interest spread	4.46	4.28	4.2	4.43	4.25	4.2
Efficiency ratio - tax equivalent basis (1)	42.99	44.68	(3.8)	44.23	45.66	(3.1)
Loan to deposit ratio	90.68	90.83	(0.2)

Asset Quality Ratios:
Net (recoveries) charge-offs to average loans outstanding (2)	(0.01)%	(0.13)%	(92.3)%	0.03%	(0.10)%	NM
Nonaccrual loans to gross loans	0.31	0.58	(46.6)
Nonaccrual loans and repossessed assets to total assets	0.54	0.88	(38.6)
Loans past due 90 days and still accruing to total loans	0.05	0.08	(37.5)
Allowance for credit losses to gross loans	0.95	1.11	(14.4)
Allowance for credit losses to nonaccrual loans	307.68	193.62	58.9

Capital Ratios (1):
	Jun 30, 2016	Dec 31, 2015	Jun 30, 2015
Tangible common equity	9.1%	9.1%	8.7%
Common Equity Tier 1 (3)	9.6	9.7	9.1
Tier 1 Leverage ratio (3)	9.8	9.8	10.0
Tier 1 Capital (3)	10.0	10.2	10.2
Total Capital (3)	12.9	12.2	12.2

(1)	See Reconciliation of Non-GAAP Financial Measures.
(2)	Annualized for the three and six months ended June 30, 2016 and 2015 based on a 30 day month and a 360 day year.
(3)	Capital ratios for June 30, 2016 are preliminary until the Call Report is filed.
NM	Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(dollars in thousands, except per share data)
Interest income:
Loans	$160,015	$105,468	$299,801	$205,859
Investment securities	12,871	9,276	26,379	19,064
Other	1,203	1,874	2,165	2,657
Total interest income	174,089	116,618	328,345	227,580
Interest expense:
Deposits	7,678	5,362	13,921	10,509
Qualifying debt	2,514	480	4,698	920
Borrowings	211	2,058	329	4,325
Total interest expense	10,403	7,900	18,948	15,754
Net interest income	163,686	108,718	309,397	211,826
Provision for credit losses	2,500	—	5,000	700
Net interest income after provision for credit losses	161,186	108,718	304,397	211,126
Non-interest income:
Service charges	4,506	3,128	8,972	6,017
Lending related income and gains (losses) on sale of loans, net	253	118	4,194	319
Card income	1,078	899	2,091	1,712
Gains (losses) on sales of investment securities, net	—	55	1,001	644
Bank owned life insurance	1,029	772	1,959	1,749
Other	1,693	573	3,475	1,346
Total non-interest income	8,559	5,545	21,692	11,787
Non-interest expenses:
Salaries and employee benefits	44,711	32,406	89,566	64,947
Occupancy	7,246	4,949	13,503	9,762
Data processing	5,868	2,683	10,429	5,809
Legal, professional and directors' fees	5,747	4,611	11,319	8,606
Insurance	2,963	2,274	6,286	4,364
Marketing	1,097	463	1,754	840
Loan and repossessed asset expenses	832	1,284	1,734	2,374
Card expense	824	613	1,711	1,087
Intangible amortization	697	281	1,394	562
Net loss (gain) on sales and valuations of repossessed and other assets	357	(1,218)	55	(1,569)
Acquisition / restructure expense	3,662	7,842	3,662	8,001
Other	7,800	5,021	15,884	10,459
Total non-interest expense	81,804	61,209	157,297	115,242
Income before income taxes	87,941	53,054	168,792	107,671
Income tax expense	26,327	13,579	45,846	27,813
Net income	$61,614	$39,475	$122,946	$79,858
Preferred stock dividends	—	247	—	423
Net income available to common stockholders	$61,614	$39,228	$122,946	$79,435

Earnings per share available to common stockholders:
Diluted shares	103,472	88,682	103,007	88,567
Diluted earnings per share	$0.60	$0.44	$1.19	$0.90

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
	(in thousands, except per share data)
Interest income:
Loans	$160,015	$139,786	$137,471	$133,087	$105,468
Investment securities	12,871	13,508	12,454	12,039	9,276
Other	1,203	962	1,406	1,107	1,874
Total interest income	174,089	154,256	151,331	146,233	116,618
Interest expense:
Deposits	7,678	6,243	5,737	5,550	5,362
Qualifying debt	2,514	2,184	2,107	2,008	480
Borrowings	211	118	144	1,268	2,058
Total interest expense	10,403	8,545	7,988	8,826	7,900
Net interest income	163,686	145,711	143,343	137,407	108,718
Provision for credit losses	2,500	2,500	2,500	—	—
Net interest income after provision for credit losses	161,186	143,211	140,843	137,407	108,718
Non-interest income:
Service charges	4,506	4,466	4,295	4,327	3,128
Lending related income and gains (losses) on sale of loans, net	253	3,941	1,097	532	118
Card income	1,078	1,013	1,013	954	899
Gains (losses) on sales of investment securities, net	—	1,001	33	(62)	55
Bank owned life insurance	1,029	930	1,166	984	772
Other	1,693	1,782	1,875	1,767	573
Total non-interest income	8,559	13,133	9,479	8,502	5,545
Non-interest expenses:
Salaries and employee benefits	44,711	44,855	41,221	43,660	32,406
Occupancy	7,246	6,257	6,503	5,915	4,949
Data processing	5,868	4,561	4,629	4,338	2,683
Legal, professional, and directors' fees	5,747	5,572	5,890	4,052	4,611
Insurance	2,963	3,323	3,264	3,375	2,274
Marketing	1,097	657	1,298	747	463
Loan and repossessed asset expenses	832	902	904	1,099	1,284
Card expense	824	887	920	757	613
Intangible amortization	697	697	704	704	281
Net loss (gain) on sales and valuations of repossessed and other assets	357	(302)	(397)	(104)	(1,218)
Acquisition / restructure expense	3,662	—	—	835	7,842
Other	7,800	8,084	7,512	7,538	5,021
Total non-interest expense	81,804	75,493	72,448	72,916	61,209
Income before income taxes	87,941	80,851	77,874	72,993	53,054
Income tax expense	26,327	19,519	19,348	17,133	13,579
Net income	$61,614	$61,332	$58,526	$55,860	$39,475
Preferred stock dividends	—	—	151	176	247
Net income available to common stockholders	$61,614	$61,332	$58,375	$55,684	$39,228

Earnings per share available to common stockholders:
Diluted shares	103,472	102,538	102,006	101,520	88,682
Diluted earnings per share	$0.60	$0.60	$0.57	$0.55	$0.44

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
	(in millions)
Assets:
Cash and due from banks	$696.2	$1,031.0	$224.6	$325.4	$700.2
Securities purchased under agreement to resell	—	—	—	—	58.1
Cash and cash equivalents	696.2	1,031.0	224.6	325.4	758.3
Securities and money market investments	2,262.6	2,099.9	2,042.2	1,993.6	1,531.9
Loans held for sale	22.3	23.6	23.8	24.4	39.4
Loans held for investment:
Commercial	5,577.6	5,378.5	5,262.8	4,960.4	4,759.7
Commercial real estate - non-owner occupied	3,601.3	2,291.0	2,283.5	2,210.7	2,195.0
Commercial real estate - owner occupied	2,008.3	2,032.3	2,083.3	2,123.6	2,019.3
Construction and land development	1,333.5	1,179.9	1,133.4	1,121.9	1,002.7
Residential real estate	293.0	302.4	323.0	320.7	320.6
Consumer	41.8	33.7	26.9	26.6	24.0
Gross loans and deferred fees, net	12,855.5	11,217.8	11,112.9	10,763.9	10,321.3
Allowance for credit losses	(122.1)	(119.2)	(119.1)	(117.1)	(115.1)
Loans, net	12,733.4	11,098.6	10,993.8	10,646.8	10,206.2
Premises and equipment, net	120.5	119.8	118.5	121.7	116.0
Other assets acquired through foreclosure, net	49.8	52.8	43.9	57.7	59.3
Bank owned life insurance	164.3	163.4	162.5	161.7	161.1
Goodwill and other intangibles, net	304.3	304.0	305.4	305.8	300.0
Other assets	375.3	354.9	360.4	318.4	297.9
Total assets	$16,728.7	$15,248.0	$14,275.1	$13,955.5	$13,470.1
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$5,275.1	$4,635.2	$4,094.0	$4,077.5	$3,924.4
Interest bearing:
Demand	1,278.1	1,088.2	1,028.1	1,024.5	1,001.3
Savings and money market	6,005.8	5,650.9	5,296.9	4,672.6	4,733.9
Time certificates	1,642.3	1,707.4	1,611.6	1,835.8	1,747.1
Total deposits	14,201.3	13,081.7	12,030.6	11,610.4	11,406.7
Customer repurchase agreements	38.5	36.1	38.2	53.2	42.2
Total customer funds	14,239.8	13,117.8	12,068.8	11,663.6	11,448.9
Securities sold short	—	—	—	—	57.6
Borrowings	—	0.2	150.0	300.0	69.5
Qualifying debt	382.1	210.4	210.3	206.8	208.4
Accrued interest payable and other liabilities	310.6	259.4	254.5	201.4	171.0
Total liabilities	14,932.5	13,587.8	12,683.6	12,371.8	11,955.4
Stockholders' Equity:
Preferred stock	—	—	—	70.5	70.5
Common stock and additional paid-in capital	1,364.0	1,302.9	1,306.6	1,273.7	1,269.0
Retained earnings	385.6	324.0	262.6	204.2	148.5
Accumulated other comprehensive income	46.6	33.3	22.3	35.3	26.7
Total stockholders' equity	1,796.2	1,660.2	1,591.5	1,583.7	1,514.7
Total liabilities and stockholders' equity	$16,728.7	$15,248.0	$14,275.1	$13,955.5	$13,470.1

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
	(in thousands)
Balance, beginning of period	$119,227	$119,068	$117,072	$115,056	$112,098
Provision for credit losses	2,500	2,500	2,500	—	—
Recoveries of loans previously charged-off:
Commercial and industrial	804	1,576	1,009	1,147	681
Commercial real estate - non-owner occupied	343	3,595	482	968	335
Commercial real estate - owner occupied	427	70	135	433	1,403
Construction and land development	58	95	13	329	1,373
Residential real estate	153	257	232	232	1,184
Consumer	43	67	115	24	24
Total recoveries	1,828	5,660	1,986	3,133	5,000
Loans charged-off:
Commercial and industrial	1,161	7,491	2,277	1,109	1,771
Commercial real estate - non-owner occupied	—	—	—	—	—
Commercial real estate - owner occupied	244	410	—	—	—
Construction and land development	—	—	—	—	—
Residential real estate	—	26	194	8	218
Consumer	46	74	19	—	53
Total loans charged-off	1,451	8,001	2,490	1,117	2,042
Net (recoveries) charge-offs	(377)	2,341	504	(2,016)	(2,958)
Balance, end of period	$122,104	$119,227	$119,068	$117,072	$115,056

Net (recoveries) charge-offs to average loans - annualized	(0.01)%	0.08%	0.02%	(0.08)%	(0.13)%

Allowance for credit losses to gross loans	0.95%	1.06%	1.07%	1.09%	1.11%
Allowance for credit losses to gross loans, adjusted for acquisition accounting (1)	1.42	1.21	1.25	1.32	1.35
Allowance for credit losses to nonaccrual loans	307.68	352.72	246.10	245.48	193.62

Nonaccrual loans	$39,685	$33,802	$48,381	$47,692	$59,425
Nonaccrual loans to gross loans	0.31%	0.30%	0.44%	0.44%	0.58%
Repossessed assets	$49,842	$52,776	$43,942	$57,719	$59,335
Nonaccrual loans and repossessed assets to total assets	0.54%	0.57%	0.65%	0.76%	0.88%

Loans past due 90 days, still accruing	$6,991	$4,488	$3,028	$5,550	$8,284
Loans past due 90 days and still accruing to gross loans	0.05%	0.04%	0.03%	0.05%	0.08%
Loans past due 30 to 89 days, still accruing	$3,475	$9,207	$34,541	$19,630	$4,006
Loans past due 30 to 89 days, still accruing to gross loans	0.03%	0.08%	0.31%	0.18%	0.04%

Special mention loans	$154,167	$133,036	$141,819	$153,431	$132,313
Special mention loans to gross loans	1.20%	1.19%	1.28%	1.43%	1.28%

Classified loans on accrual	$119,939	$92,435	$118,635	$108,341	$101,165
Classified loans on accrual to gross loans	0.93%	0.82%	1.07%	1.01%	0.98%
Classified assets	$219,319	$187,929	$221,126	$224,148	$230,959
Classified assets to total assets	1.31%	1.23%	1.55%	1.61%	1.71%

(1) See Reconciliation of Non-GAAP Financial Measures.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended June 30,
	2016			2015
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$5,365.0	$63,621	5.24%	$3,645.2	$35,552	4.59%
CRE - non-owner occupied	3,257.6	47,452	5.83	2,127.6	29,532	5.55
CRE - owner occupied	2,012.7	25,715	5.11	1,890.2	24,132	5.11
Construction and land development	1,293.7	19,094	5.90	854.4	12,575	5.89
Residential real estate	299.8	3,383	4.51	291.7	3,244	4.45
Consumer	35.7	428	4.80	26.1	408	6.25
Loans held for sale	22.8	322	5.65	2.5	25	4.00
Total loans (1)	12,287.3	160,015	5.43	8,837.7	105,468	5.06
Securities:
Securities - taxable	1,547.8	8,514	2.20	1,043.3	5,793	2.22
Securities - tax-exempt	469.7	4,357	5.44	380.3	3,483	5.36
Total securities (1)	2,017.5	12,871	2.95	1,423.6	9,276	3.06
Other	597.5	1,203	0.81	309.4	1,874	2.42
Total interest earning assets	14,902.3	174,089	4.91	10,570.7	116,618	4.71
Non-interest earning assets
Cash and due from banks	134.2			118.6
Allowance for credit losses	(120.4)			(114.9)
Bank owned life insurance	163.7			143.2
Other assets	832.7			459.1
Total assets	$15,912.5			$11,176.7
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,194.2	$504	0.17%	$971.6	$414	0.17%
Savings and money market	5,837.4	4,978	0.34	4,213.0	2,975	0.28
Time certificates of deposit	1,757.2	2,196	0.50	1,834.4	1,973	0.43
Total interest-bearing deposits	8,788.8	7,678	0.35	7,019.0	5,362	0.31
Short-term borrowings	153.1	211	0.55	177.8	1,774	3.99
Long-term debt	—	—	—	107.7	284	1.05
Qualifying debt	227.5	2,514	4.42	44.1	480	4.35
Total interest-bearing liabilities	9,169.4	10,403	0.45	7,348.6	7,900	0.43
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	4,772.6			2,593.5
Other liabilities	246.7			148.4
Stockholders’ equity	1,723.8			1,086.2
Total liabilities and stockholders' equity	$15,912.5			$11,176.7
Net interest income and margin		$163,686	4.63%		$108,718	4.41%
Net interest spread			4.46%			4.28%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $8,703 and $7,878 for the three months ended June 30, 2016 and 2015, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Six Months Ended June 30,
	2016			2015
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$5,262.8	$124,546	5.24%	$3,616.7	$70,132	4.54%
CRE - non-owner occupied	2,765.0	78,405	5.67	2,087.3	57,363	5.50
CRE - owner occupied	2,037.0	51,901	5.10	1,845.1	46,699	5.06
Construction and land development	1,229.9	36,589	5.95	821.7	24,013	5.84
Residential real estate	305.7	6,891	4.51	293.7	6,788	4.62
Consumer	32.3	794	4.92	27.4	839	6.12
Loans held for sale	23.5	675	5.74	1.2	25	4.17
Total loans (1)	11,656.2	299,801	5.37	8,693.1	205,859	5.01
Securities:
Securities - taxable	1,558.1	17,851	2.29	1,069.2	12,085	2.26
Securities - tax-exempt	462.2	8,528	5.33	382.1	6,979	5.35
Total Securities (1)	2,020.3	26,379	2.99	1,451.3	19,064	3.07
Other	507.5	2,165	0.85	223.3	2,657	2.38
Total interest earnings assets	14,184.0	328,345	4.87	10,367.7	227,580	4.68
Non-interest earning assets
Cash and due from banks	137.5			118.3
Allowance for credit losses	(121.0)			(113.0)
Bank owned life insurance	163.2			142.8
Other assets	827.6			454.6
Total assets	$15,191.3			$10,970.4
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$1,143.0	$959	0.17%	$945.9	$808	0.17%
Savings and money market	5,585.7	9,012	0.32	4,062.1	5,752	0.28
Time certificates of deposits	1,659.3	3,950	0.48	1,884.6	3,949	0.42
Total interest-bearing deposits	8,388.0	13,921	0.33	6,892.6	10,509	0.30
Short-term borrowings	102.9	329	0.64	177.6	3,524	3.97
Long-term debt	—	—	—	154.5	801	1.04
Qualifying debt	213.5	4,698	4.40	42.3	920	4.35
Total interest-bearing liabilities	8,704.4	18,948	0.44	7,267.0	15,754	0.43
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	4,561.4			2,482.3
Other liabilities	245.6			162.7
Stockholders’ equity	1,679.9			1,058.4
Total liabilities and stockholders' equity	$15,191.3			$10,970.4
Net interest income and margin		$309,397	4.60%		$211,826	4.38%
Net interest spread			4.43%			4.25%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $17,138 and $15,267 for the six months ended June 30, 2016 and 2015, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At June 30, 2016	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$2,958.8	$2.4	$9.7	$2.0	$1.9
Loans, net of deferred loan fees and costs	12,877.8	2,897.6	1,727.0	1,801.2	1,139.5
Less: allowance for credit losses	(122.1)	(30.9)	(19.9)	(19.5)	(8.4)
Total loans	12,755.7	2,866.7	1,707.1	1,781.7	1,131.1
Other assets acquired through foreclosure, net	49.8	7.3	21.0	—	0.3
Goodwill and other intangible assets, net	304.3	—	24.2	—	157.5
Other assets	660.1	47.7	63.9	18.9	11.7
Total assets	$16,728.7	$2,924.1	$1,825.9	$1,802.6	$1,302.5
Liabilities:
Deposits	$14,201.3	$3,801.4	$3,623.0	$2,404.0	$1,510.9
Borrowings and qualifying debt	382.1	—	—	—	—
Other liabilities	349.1	11.7	28.6	9.3	9.8
Total liabilities	14,932.5	3,813.1	3,651.6	2,413.3	1,520.7
Allocated equity:	1,796.2	337.6	248.3	205.8	287.2
Total liabilities and stockholders' equity	$16,728.7	$4,150.7	$3,899.9	$2,619.1	$1,807.9
Excess funds provided (used)	—	1,226.6	2,074.0	816.5	505.4

No. of offices	48	11	18	9	3
No. of full-time equivalent employees	1,515	169	229	166	165

Income Statement:

Three Months Ended June 30, 2016:	(in thousands)
Net interest income (expense)	$163,686	$41,204	$33,464	$25,803	$21,896
Provision for (recovery of) credit losses	2,500	1,703	(1,704)	220	926
Net interest income (expense) after provision for credit losses	161,186	39,501	35,168	25,583	20,970
Non-interest income	8,559	888	2,097	561	2,516
Non-interest expense	(81,804)	(14,550)	(14,824)	(10,635)	(13,481)
Income (loss) before income taxes	87,941	25,839	22,441	15,509	10,005
Income tax expense (benefit)	26,327	10,137	7,855	6,522	4,206
Net income	$61,614	$15,702	$14,586	$8,987	$5,799

Six Months Ended June 30, 2016:	(in thousands)
Net interest income (expense)	$309,397	$79,660	$66,039	$50,231	$45,091
Provision for (recovery of) credit losses	5,000	8,476	(2,517)	250	1,968
Net interest income (expense) after provision for credit losses	304,397	71,184	68,556	49,981	43,123
Non-interest income	21,692	4,569	4,156	1,221	4,942
Non-interest expense	(157,297)	(29,006)	(29,570)	(21,869)	(27,448)
Income (loss) before income taxes	168,792	46,747	43,142	29,333	20,617
Income tax expense (benefit)	45,846	18,339	15,100	12,335	8,669
Net income	$122,946	$28,408	$28,042	$16,998	$11,948

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	HFF	Public & Nonprofit Finance	Technology & Innovation	Other National Business Lines	Corporate & Other
At June 30, 2016	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$2,942.8
Loans, net of deferred loan fees and costs	98.3	1,262.8	1,481.4	943.5	1,498.6	27.9
Less: allowance for credit losses	(1.1)	(0.1)	(16.1)	(9.6)	(16.2)	(0.3)
Total loans	97.2	1,262.7	1,465.3	933.9	1,482.4	27.6
Other assets acquired through foreclosure, net	—	—	—	—	—	21.2
Goodwill and other intangible assets, net	—	0.2	—	122.4	—	—
Other assets	0.4	8.1	16.2	4.4	13.4	475.4
Total assets	$97.6	$1,271.0	$1,481.5	$1,060.7	$1,495.8	$3,467.0
Liabilities:
Deposits	$1,711.3	$—	$—	$963.0	$—	$187.7
Borrowings and qualifying debt	—	—	—	—	—	382.1
Other liabilities	1.3	15.0	105.5	—	36.4	131.5
Total liabilities	1,712.6	15.0	105.5	963.0	36.4	701.3
Allocated equity:	43.6	104.9	89.3	217.4	124.1	138.0
Total liabilities and stockholders' equity	$1,756.2	$119.9	$194.8	$1,180.4	$160.5	$839.3
Excess funds provided (used)	1,658.6	(1,151.1)	(1,286.7)	119.7	(1,335.3)	(2,627.7)

No. of offices (1)	1	1	1	7	4	(7)
No. of full-time equivalent employees	55	21	7	59	32	612

Income Statement:

Three Months Ended June 30, 2016:	(in thousands)
Net interest income (expense)	$9,909	$12,068	$5,026	$16,631	$12,523	$(14,838)
Provision for (recovery of) credit losses	10	—	175	(614)	1,699	85
Net interest income (expense) after provision for credit losses	9,899	12,068	4,851	17,245	10,824	(14,923)
Non-interest income	110	—	7	1,115	235	1,030
Non-interest expense	(5,820)	(2,557)	(1,929)	(7,434)	(3,598)	(6,976)
Income (loss) before income taxes	4,189	9,511	2,929	10,926	7,461	(20,869)
Income tax expense (benefit)	1,571	3,567	1,098	4,097	2,798	(15,524)
Net income	$2,618	$5,944	$1,831	$6,829	$4,663	$(5,345)

Six Months Ended June 30, 2016:	(in thousands)
Net interest income (expense)	$18,541	$12,068	$10,247	$32,940	$23,160	$(28,580)
Provision for (recovery of) credit losses	88	—	(194)	(1,779)	1,937	(3,229)
Net interest income (expense) after provision for credit losses	18,453	12,068	10,441	34,719	21,223	(25,351)
Non-interest income	215	—	3	2,752	870	2,964
Non-interest expense	(11,361)	(2,557)	(3,953)	(14,340)	(7,035)	(10,158)
Income (loss) before income taxes	7,307	9,511	6,491	23,131	15,058	(32,545)
Income tax expense (benefit)	2,740	3,567	2,434	8,674	5,647	(31,659)
Net income	$4,567	$5,944	$4,057	$14,457	$9,411	$(886)

(1) Negative number in the Corporate & Other segment represents elimination for shared offices among the segments.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2015	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$2,266.8	$2.3	$9.5	$2.4	$2.4
Loans, net of deferred loan fees and costs	11,136.7	2,811.7	1,737.2	1,761.9	1,188.4
Less: allowance for credit losses	(119.1)	(30.1)	(18.6)	(18.8)	(12.7)
Total loans	11,017.6	2,781.6	1,718.6	1,743.1	1,175.7
Other assets acquired through foreclosure, net	43.9	8.4	20.8	—	0.3
Goodwill and other intangible assets, net	305.4	—	24.8	—	158.2
Other assets	641.4	43.9	62.3	15.7	16.1
Total assets	$14,275.1	$2,836.2	$1,836.0	$1,761.2	$1,352.7
Liabilities:
Deposits	$12,030.6	$2,880.7	$3,382.8	$1,902.5	$1,541.1
Borrowings and qualifying debt	360.3	—	—	—	—
Other liabilities	292.7	12.2	29.0	7.8	11.2
Total liabilities	12,683.6	2,892.9	3,411.8	1,910.3	1,552.3
Allocated equity:	1,591.5	309.2	244.4	191.3	293.2
Total liabilities and stockholders' equity	$14,275.1	$3,202.1	$3,656.2	$2,101.6	$1,845.5
Excess funds provided (used)	—	365.9	1,820.2	340.4	492.8

No. of offices	47	11	18	9	2
No. of full-time equivalent employees	1,446	180	228	161	171

Income Statements:

Three Months Ended June 30, 2015:	(in thousands)
Net interest income (expense)	$108,718	$32,091	$29,946	$24,070	$5,216
Provision for (recovery of) credit losses	—	826	(3,148)	633	513
Net interest income (expense) after provision for credit losses	108,718	31,265	33,094	23,437	4,703
Non-interest income	5,545	1,008	2,370	850	271
Non-interest expense	(61,209)	(14,600)	(15,032)	(11,858)	(1,913)
Income (loss) before income taxes	53,054	17,673	20,432	12,429	3,061
Income tax expense (benefit)	13,579	6,934	7,151	5,227	1,287
Net income	$39,475	$10,739	$13,281	$7,202	$1,774

Six Months Ended June 30, 2015:	(in thousands)
Net interest income (expense)	$211,826	$61,076	$59,155	$46,560	$9,669
Provision for (recovery of) credit losses	700	158	(2,799)	266	486
Net interest income (expense) after provision for credit losses	211,126	60,918	61,954	46,294	9,183
Non-interest income	11,787	1,947	4,653	1,515	322
Non-interest expense	(115,242)	(29,361)	(29,506)	(23,479)	(3,930)
Income (loss) before income taxes	107,671	33,504	37,101	24,330	5,575
Income tax expense (benefit)	27,813	13,144	12,985	10,231	2,344
Net income	$79,858	$20,360	$24,116	$14,099	$3,231

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Other National Business Lines	Corporate & Other
At December 31, 2015	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$2,250.2
Loans, net of deferred loan fees and costs	88.4	1,458.9	770.3	1,280.3	39.6
Less: allowance for credit losses	(0.9)	(15.6)	(8.2)	(13.8)	(0.4)
Total loans	87.5	1,443.3	762.1	1,266.5	39.2
Other assets acquired through foreclosure, net	—	—	—	—	14.4
Goodwill and other intangible assets, net	—	—	122.4	—	—
Other assets	0.2	14.0	2.7	11.5	475.0
Total assets	$87.7	$1,457.3	$887.2	$1,278.0	$2,778.8
Liabilities:
Deposits	$1,291.9	$—	$842.5	$—	$189.1
Borrowings and qualifying debt	—	—	—	—	360.3
Other liabilities	0.5	63.8	—	40.8	127.4
Total liabilities	1,292.4	63.8	842.5	40.8	676.8
Allocated equity:	34.2	87.8	200.9	105.7	124.8
Total liabilities and stockholders' equity	$1,326.6	$151.6	$1,043.4	$146.5	$801.6
Excess funds provided (used)	1,238.9	(1,305.7)	156.2	(1,131.5)	(1,977.2)

No. of offices (1)	1	1	7	4	(6)
No. of full-time equivalent employees	54	3	40	26	583

Income Statements:

Three Months Ended June 30, 2015:	(in thousands)
Net interest income (expense)	$6,436	$4,903	$—	$13,093	$(7,037)
Provision for (recovery of) credit losses	71	1,469	—	(288)	(76)
Net interest income (expense) after provision for credit losses	6,365	3,434	—	13,381	(6,961)
Non-interest income	80	433	—	(192)	725
Non-interest expense	(4,100)	(1,384)	—	(4,061)	(8,261)
Income (loss) before income taxes	2,345	2,483	—	9,128	(14,497)
Income tax expense (benefit)	880	932	—	3,423	(12,255)
Net income	$1,465	$1,551	$—	$5,705	$(2,242)

Six Months Ended June 30, 2015:	(in thousands)
Net interest income (expense)	$12,204	$9,484	$—	$26,054	$(12,376)
Provision for (recovery of) credit losses	141	2,106	—	413	(71)
Net interest income (expense) after provision for credit losses	12,063	7,378	—	25,641	(12,305)
Non-interest income	153	639	—	245	2,313
Non-interest expense	(8,470)	(2,637)	—	(7,716)	(10,143)
Income (loss) before income taxes	3,746	5,380	—	18,170	(20,135)
Income tax expense (benefit)	1,405	2,018	—	6,814	(21,128)
Net income	$2,341	$3,362	$—	$11,356	$993

(1) Negative number in the Corporate & Other segment represents elimination for shared offices among the segments.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
	(in thousands)
Total non-interest income	$8,559	$13,133	$9,479	$8,502	$5,545
Less:
Gains (losses) on sales of investment securities, net	—	1,001	33	(62)	55
Unrealized (losses) gains on assets and liabilities measured at fair value, net	6	(5)	10	47	(10)
(Loss) on extinguishment of debt	—	—	—	—	(81)
Total operating non-interest income	8,553	12,137	9,436	8,517	5,581
Plus: net interest income	163,686	145,711	143,343	137,407	108,718
Net operating revenue (1)	$172,239	$157,848	$152,779	$145,924	$114,299

Total non-interest expense	$81,804	$75,493	$72,448	$72,916	$61,209
Less:
Net loss (gain) on sales and valuations of repossessed and other assets	357	(302)	(397)	(104)	(1,218)
Acquisition / restructure expense	3,662	—	—	835	7,842
Total operating non-interest expense (1)	$77,785	$75,795	$72,845	$72,185	$54,585

Operating pre-provision net revenue (2)	$94,454	$82,053	$79,934	$73,739	$59,714

Plus:
Non-operating revenue adjustments	6	996	43	(15)	(36)
Less:
Provision for credit losses	2,500	2,500	2,500	—	—
Non-operating expense adjustments	4,019	(302)	(397)	731	6,624
Income tax expense	26,327	19,519	19,348	17,133	13,579
Net income	$61,614	$61,332	$58,526	$55,860	$39,475

Tangible Common Equity:
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
	(dollars and shares in thousands)
Total stockholders' equity	$1,796,210	$1,660,163	$1,591,502	$1,583,698	$1,514,744
Less: goodwill and intangible assets	304,289	303,962	305,354	305,767	299,975
Total tangible stockholders' equity	1,491,921	1,356,201	1,286,148	1,277,931	1,214,769
Less: preferred stock	—	—	—	70,500	70,500
Total tangible common equity	1,491,921	1,356,201	1,286,148	1,207,431	1,144,269
Plus: deferred tax - attributed to intangible assets	5,594	5,828	6,093	6,290	6,515
Total tangible common equity, net of tax	$1,497,515	$1,362,029	$1,292,241	$1,213,721	$1,150,784
Total assets	$16,728,767	$15,248,039	$14,275,089	$13,955,570	$13,470,104
Less: goodwill and intangible assets, net	304,289	303,962	305,354	305,767	299,975
Tangible assets	16,424,478	14,944,077	13,969,735	13,649,803	13,170,129
Plus: deferred tax - attributed to intangible assets	5,594	5,828	6,093	6,290	6,515
Total tangible assets, net of tax	$16,430,072	$14,949,905	$13,975,828	$13,656,093	$13,176,644
Tangible common equity ratio (3)	9.1%	9.1%	9.2%	8.9%	8.7%
Common shares outstanding	105,084	103,513	103,087	102,305	102,291
Tangible book value per share, net of tax (4)	$14.25	$13.16	$12.54	$11.86	$11.25

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Efficiency Ratio by Quarter:
	Three Months Ended
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
	(in thousands)
Total operating non-interest expense	$77,785	$75,795	$72,845	$72,185	$54,585
Divided by:
Total net interest income	163,686	145,711	143,343	137,407	108,718
Plus:
Tax equivalent interest adjustment	8,704	8,435	8,433	8,183	7,878
Operating non-interest income	8,553	12,137	9,436	8,517	5,581
	$180,943	$166,283	$161,212	$154,107	$122,177
Efficiency ratio - tax equivalent basis (5)	43.0%	45.6%	45.2%	46.8%	44.7%

Allowance for Credit Losses, Adjusted for Acquisition Accounting:

	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
	(in thousands)
Allowance for credit losses	$122,104	$119,227	$119,068	$117,072	$115,056
Plus: remaining credit marks
Acquired performing loans	45,225	9,646	12,154	14,299	16,405
Purchased credit impaired loans	16,438	6,760	8,491	11,347	8,643
Adjusted allowance for credit losses	$183,767	$135,633	$139,713	$142,718	$140,104

Gross loans held for investment and deferred fees, net	$12,855,511	$11,217,860	$11,112,854	$10,763,939	$10,321,221
Plus: remaining credit marks
Acquired performing loans	45,225	9,646	12,154	14,299	16,405
Purchased credit impaired loans	16,438	6,760	8,491	11,347	8,643
Adjusted loans, net of deferred fees and costs	$12,917,174	$11,234,266	$11,133,499	$10,789,585	$10,346,269

Allowance for credit losses to gross loans	0.95%	1.06%	1.07%	1.09%	1.11%
Allowance for credit losses to gross loans, adjusted for acquisition accounting (6)	1.42	1.21	1.25	1.32	1.35

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

	June 30, 2016	December 31, 2015
	(in thousands)
Common Equity Tier 1:
Common equity	$1,796,210	$1,591,502
Less:
Non-qualifying goodwill and intangibles	295,204	293,487
Disallowed unrealized losses on equity securities	—	—
Disallowed deferred tax asset	4,131	5,001
AOCI related adjustments	33,259	10,228
Unrealized gain on changes in fair value liabilities	10,203	6,309
Common equity Tier 1 (regulatory) (7) (10)	$1,453,413	$1,276,477

Plus:
Trust preferred securities	81,500	81,500
Preferred stock	—	—
Less:
Disallowed deferred tax asset	2,754	7,502
Unrealized gain on changes in fair value liabilities	6,802	9,464
Tier 1 capital (8) (10)	$1,525,357	$1,341,011

Divided by: estimated risk-weighted assets (regulatory (8) (10)	$15,189,442	$13,193,563

Common equity Tier 1 ratio (8) (10)	9.6%	9.7%

Total Capital:
Tier 1 capital (regulatory) (7) (10)	$1,525,357	$1,341,011
Plus:
Subordinated debt	304,095	140,097
Qualifying allowance for credit losses	122,104	119,068
Other	3,875	3,296
Less: Tier 2 qualifying capital deductions	—	—
Tier 2 capital	$430,074	$262,461

Total capital	$1,955,431	$1,603,472

Total capital ratio	12.9%	12.2%

Classified assets to Tier 1 capital plus allowance:
Classified assets	$219,319	$221,126
Divided by:
Tier 1 capital (8) (10)	1,525,357	1,341,011
Plus: Allowance for credit losses	122,104	119,068
Total Tier 1 capital plus allowance for credit losses	$1,647,461	$1,460,079

Classified assets to Tier 1 capital plus allowance (9) (10)	13.3%	15.1%

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe these non-GAAP ratios provide an important metric with which to analyze and evaluate financial condition and capital strength.
(4)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6)
We believe this non-GAAP ratio is a useful metric in understanding the Company's total allowance for credit losses, adjusted for acquisition accounting, as under U.S. GAAP, a company's allowance for credit losses is not carried over in an acquisition, rather these loans are shown as being purchased at a discount that factors in expected future credit losses.

(7)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(8)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(9)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(10)	Current quarter is preliminary until Call Reports are filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476